UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Period.

As previously announced, on February 25, 2012, Sonic Automotive, Inc. identified a material weakness in its internal control over financial reporting relating to an error in the methodology utilized by the Company to classify amounts between trade accounts payable and cash and cash equivalents that resulted from a reclassification entry recorded by the Company to properly state any bank accounts where the Company may be carrying a negative book balance. This error affects primarily the trade accounts payable and cash and cash equivalent items on the Company’s consolidated balance sheet and the “net cash provided from operating activities” line item on the Company’s consolidated statement of cash flows.

Upon identifying this error, the Company in coordination with its independent registered public accountants, Ernst & Young LLP (the “Auditor”), conducted an evaluation of the impact of this reclassification entry on the Company’s financial statements included in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 (the “2011 Form 10-Qs”). This evaluation revealed similar errors in the methodology used by the Company to calculate this reclassification entry on a quarterly basis, which in turn resulted in errors on the Company’s consolidated balance sheet and the “net cash provided from operating activities” line item reported in the 2011 Form 10-Qs. These errors had no effect on the Company’s:

•	previously issued interim statements of income (including earnings per share);

•	non-GAAP measures of EBITDA and free cash flow; or

•	overall liquidity position (including its borrowing base availability).

In addition, these errors did not:

•	breach any covenant under the Company’s 2011 Credit Facilities; or

•	impact any years or quarterly periods prior to 2011.

The financial statement items affected by those errors are set forth in the table below.

(amounts in thousands)	As Reported	Adjustments	As Restated

As of and for the three-month period ended March 31, 2011:
Cash and cash equivalents	$8,355	$(5,960)	$2,395
Trade accounts payable	$87,486	$(5,960)	$81,526
Net cash provided by operating activities	$24,380	$(5,960)	$18,420

As of and for the six-month period ended June 30, 2011:
Cash and cash equivalents	$11,013	$(8,942)	$2,071
Trade accounts payable	$87,468	$(8,942)	$78,526
Net cash provided by operating activities	$131,370	$(8,942)	$122,428

As of and for the nine-month period ended September 30, 2011:
Cash and cash equivalents	$28,007	$(26,331)	$1,676
Trade accounts payable	$87,360	$(26,331)	$61,029
Net cash provided by operating activities	$193,676	$(26,331)	$167,345

On February 29, 2012, after consultation with the Auditor, the Audit Committee of the Company’s Board of Directors and the Company’s management concluded that, as a result of these errors, the Company’s financial statements included in its 2011 Form 10-Qs should not be relied upon. The Company will promptly file amendments to the 2011 Form 10-Qs to correct these errors. The Company also intends to include in the amendments changes in management’s assessment of the Company’s disclosure controls and procedures as of the end of each of those periods.

The Company has filed its Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”) with an unqualified opinion of the Auditor as to the Company’s financial statements as of and for the year ended December 31, 2011. Because the error described herein was identified prior to the issuance of the Annual Report, that report addresses these errors and properly presents the balances as of and for the year ended December 31, 2011. Prospectively, the Company believes it has corrected the processes that created these errors.

The Company’s management and the Audit Committee have discussed the foregoing matters with the Auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: March 5, 2012

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